APPENDIX A

TO THE EAGLE MUTUAL FUNDS
MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

Eagle Capital Appreciation Fund – Class A, Class C, Class I, Class R3, Class R5 and
Class R6 shares

Eagle Growth & Income Fund – Class A, Class C, Class I, Class R3, Class R5 and Class
R6 shares

Eagle Series Trust:
Eagle International Equity Fund – Class A, Class C, Class I, Class R3, Class R5
and Class R6 shares
Eagle Investment Grade Bond Fund – Class A, Class C, Class I, Class R3, Class
R5 and Class R6 shares
Eagle Mid Cap Growth Fund – Class A, Class C, Class I, Class R3, Class R5 and
Class R6 shares
Eagle Mid Cap Stock Fund – Class A, Class C, Class I, Class R3, Class R5 and
Class R6 shares
Eagle Small Cap Growth Fund – Class A, Class C, Class I, Class R3, Class R5
and Class R6 shares
Eagle Smaller Company Fund – Class A, Class C, Class I, Class R3, Class R5
and Class R6 shares

Dated:  March 1, 2012